Contacts:	For Media:	For Financials:
	John Oxford	Kevin Chapman
	Senior Vice President	Executive Vice President
	Director of Marketing and Public Relations	Chief Operating and Financial Officer
	(662) 680-1219	(662) 680-1450
	joxford@renasant.com	kchapman@renasant.com

RENASANT CORPORATION ANNOUNCES
RECORD EARNINGS FOR THE SECOND QUARTER OF 2018

TUPELO, MISSISSIPPI (July 17, 2018) - Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced earnings results for the second quarter of 2018. Net income for the second quarter of 2018 was $36.7 million, as compared to $25.3 million for the second quarter of 2017. Basic and diluted earnings per share (“EPS”) were $0.74 for the second quarter of 2018, as compared to basic and diluted EPS of $0.57 for the second quarter of 2017.

Net income for the six months ending June 30, 2018, was $70.5 million, an increase of 43.20%, as compared to $49.3 million for the same time period in 2017. Basic and diluted EPS were $1.43 and $1.42, respectively, for the first six months of 2018, as compared to basic and diluted EPS of $1.11 for the same time period in 2017.

As announced on March 28, 2018, the Company and Brand Group Holdings, Inc. (“Brand”), the parent company of The Brand Banking Company, entered into a definitive merger agreement pursuant to which the Company will acquire Brand for a combination of cash and Renasant common stock. Brand operates 13 locations throughout the greater Atlanta market. As of March 31, 2018, Brand had approximately $2.4 billion in total assets, which included approximately $1.9 billion in total loans (excluding mortgage loans held for sale), and approximately $1.9 billion in total deposits. The Company has submitted all required regulatory applications and is currently waiting on approval of the transaction.

Impact of Certain Expenses and Charges
The Company incurred expenses and charges in connection with certain transactions with respect to which management is unable to accurately predict the timing of when these expenses or charges will be incurred or, when incurred, the amount of such expenses or charges. The following table presents the impact of these expenses and charges on reported earnings per share for the dates presented (in thousands):

	Three months ended June 30, 2018			Three months ended June 30, 2017
	Pre-tax	After-tax	Impact to Diluted EPS	Pre-tax	After-tax	Impact to Diluted EPS
Merger and conversion expenses	$500	$389	$0.01	$3,044	$2,065	$0.04

	Six months ended June 30, 2018			Six months ended June 30, 2017
	Pre-tax	After-tax	Impact to Diluted EPS	Pre-tax	After-tax	Impact to Diluted EPS
Merger and conversion expenses	$1,400	$1,090	$0.02	$3,389	$2,302	$0.05
Debt prepayment penalty	—	—	—	205	139	—

“We are pleased with our results for the second quarter of 2018 as we once again achieved record earnings,” said Renasant Executive Chairman, E. Robinson McGraw. “In addition, our strong profitability metrics continued to improve as our returns on average tangible assets and average tangible equity, excluding merger and conversion expenses, were 1.59% and 16.92%, respectively.”

“Looking ahead, we anticipate a strong second half of 2018. We will continue to look for opportunities for profitable balance sheet growth, whether organic or through the result of external opportunities, and we will continue to focus on expense management which will further improve our efficiency ratio,” said C. Mitchell Waycaster, Renasant President and CEO. “We expect our merger with BrandBank to be completed during the third quarter of 2018, and we look forward to a smooth integration of our companies.”

Profitability Metrics

The following table presents the Company’s profitability metrics for the three and six months ending June 30, 2018, including and excluding the impact of after-tax merger and conversion expenses described above.

	Three Months Ended		Six Months Ended
	June 30, 2018		June 30, 2018
	As Reported	Excluding merger and conversion expenses	As Reported	Excluding merger and conversion expenses
Return on average assets	1.43%	1.44%	1.40%	1.42%
Return on average tangible assets	1.57%	1.59%	1.54%	1.57%
Return on average equity	9.55%	9.65%	9.28%	9.42%
Return on average tangible equity	16.75%	16.92%	16.39%	16.63%

Return on average tangible assets and return on average tangible equity, as well as our tangible capital ratio (discussed under “Capital Ratios” below), are non-GAAP financial measures. A reconciliation of these financial measures from GAAP to non-GAAP is included in the table at the end of this release.

Other financial highlights from the second quarter of 2018 include the following:

•	Total assets were $10.5 billion at June 30, 2018, as compared to $9.8 billion at December 31, 2017.

•
Total loans increased to $7.8 billion at June 30, 2018, from $7.6 billion at December 31, 2017, which represents an annual linked quarter growth rate of approximately 4%. Loans not purchased increased to $6.1 billion at June 30, 2018, from $5.6 billion at December 31, 2017. The following table presents reported taxable equivalent yield on loans for the periods presented (in thousands).

	Three Months Ended
	June 30,	March 31,	June 30,
	2018	2018	2017
Taxable equivalent interest income on loans	$97,045	$93,373	$78,857

Average loans	$7,704,221	$7,646,991	$6,293,497

Loan yield	5.05%	4.95%	5.03%

The impact from interest income collected on problem loans and purchase accounting adjustments on loans to total interest income on loans and yield is shown in the following table for the periods presented (in thousands).

	Three Months Ended
	June 30,	March 31,	June 30,
	2018	2018	2017
Net interest income collected on problem loans	$1,045	$358	$2,745
Accretable yield recognized on purchased loans(1)	5,719	6,118	5,410
Total impact to interest income on loans	$6,764	$6,476	$8,155

Impact to loan yield	0.35%	0.34%	0.52%

(1)
Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $3,316, $3,358 and $2,684 for the three months ended June 30, 2018, March 31, 2018, and June 30, 2017, respectively, which increased loan yield by 17 basis points, 18 basis points and 17 basis points for the same periods, respectively.

The following table presents reported taxable equivalent loan yield for the periods presented (in thousands).

	Six Months Ended
	June 30,	June 30,
	2018	2017
Taxable equivalent interest income on loans	$190,418	$152,567

Average loans	$7,675,764	$6,246,363

Loan yield	5.00%	4.93%

The impact from interest income collected on problem loans and purchase accounting adjustments on loans to total interest income on loans and yield is shown in the following table for the periods presented (in thousands).

	Six Months Ended
	June 30,	June 30,
	2018	2017
Net interest income collected on problem loans	$1,403	$3,302
Accretable yield recognized on purchased loans(1)	11,837	11,014
Total impact to interest income on loans	$13,240	$14,316

Impact to loan yield	0.35%	0.46%

(1)
Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $6,674 and $5,416 for the six months ended June 30, 2018 and June 30, 2017, respectively, which increased loan yield by 18 basis points and 17 basis points for the same periods, respectively.

•
Total deposits increased to $8.4 billion at June 30, 2018, from $7.9 billion at December 31, 2017. Non-interest bearing deposits averaged $1.8 billion, or 22.31% of average deposits, for the first six months of 2018, compared to $1.6 billion, or 22.17% of average deposits, for the same period in 2017. For the second quarter of 2018, the cost of total deposits was 52 basis points, as compared to 40 basis points for the first quarter of 2018 and 30 basis points in the second quarter of 2017. The cost of total deposits was 46 basis points for the first six months of 2018, as compared to 30 basis for the same time period in 2017. The following tables present the mix and cost of all funding sources for the three and six months ended June 30, 2018 and 2017 as well as for the three months ending March 31, 2018.

	Percentage of Total Average Deposits and Borrowed Funds			Cost of Funds
	Three Months Ending			Three Months Ending
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
	2018	2018	2017	2018	2018	2017
Noninterest-bearing demand	21.48%	21.52%	21.79%	—%	—%	—%
Interest-bearing demand	46.63	46.31	45.63	0.54	0.35	0.23
Savings	6.82	6.88	7.70	0.15	0.11	0.07
Time deposits	21.54	21.56	21.72	1.12	1.00	0.83
Borrowed funds	3.53	3.73	3.16	4.27	3.98	4.57
Total deposits and borrowed funds	100.00%	100.00%	100.00%	0.65%	0.53%	0.43%

	Percentage of Total Average Deposits and Borrowed Funds		Cost of Funds
	Six Months Ending		Six Months Ending
	June 30,	June 30,	June 30,	June 30,
	2018	2017	2018	2017
Noninterest-bearing demand	21.50%	21.39%	—%	—%
Interest-bearing demand	46.48	45.79	0.45	0.22
Savings	6.85	7.58	0.13	0.07
Time deposits	21.55	21.76	1.06	0.82
Borrowed funds	3.62	3.48	4.12	4.22
Total deposits and borrowed funds	100.00%	100.00%	0.60%	0.43%

•
Net interest income was $92.4 million for the second quarter of 2018, as compared to $89.2 million for the first quarter of 2018 and $79.6 million for the second quarter of 2017. The following table presents reported net interest margin for the periods presented (in thousands).

	Three Months Ended
	June 30,	March 31,	June 30,
	2018	2018	2017
Taxable equivalent net interest income	$93,806	$90,807	$81,453

Average earning assets	$9,044,528	$8,760,679	$7,657,849

Net interest margin	4.16%	4.20%	4.27%

The impact from interest income collected on problem loans and purchase accounting adjustments on net interest income and net interest margin is shown in the following table for the periods presented (in thousands).

	Three Months Ended
	June 30,	March 31,	June 30,
	2018	2018	2017
Net interest income collected on problem loans	$1,045	$358	$2,745
Accretable yield recognized on purchased loans(1)	5,719	6,118	5,410
Total impact to net interest income	$6,764	$6,476	$8,155

Impact to net interest margin	0.30%	0.30%	0.43%

(1)
Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $3,316, $3,358 and $2,684 for the three months ended June 30, 2018, March 31, 2018, and June 30, 2017, respectively, which increased net interest margin by 15 basis points, 16 basis points and 14 basis points for the same periods, respectively.

•
Net interest income was $181.6 million for the first six months of 2018, as compared to $153.6 million for the same period in 2017. The following table presents reported net interest margin for the periods presented (in thousands).

	Six Months Ended
	June 30,	June 30,
	2018	2017
Taxable equivalent net interest income	$184,613	$157,360

Average earning assets	$8,903,388	$7,663,186

Net interest margin	4.18%	4.14%

The impact from interest income collected on problem loans and purchase accounting adjustments on net interest income and net interest margin is shown in the following table for the periods presented (in thousands).

	Six Months Ended
	June 30,	June 30,
	2018	2017
Net interest income collected on problem loans	$1,403	$3,302
Accretable yield recognized on purchased loans(1)	11,837	11,014
Total impact to net interest income	$13,240	$14,316

Impact to net interest margin	0.30%	0.38%

(1)
Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $6,674 and $5,416 for the six months ended June 30, 2018 and June 30, 2017, respectively, which increased net interest margin by 15 basis points and 14 basis points for the same periods, respectively.

•
Noninterest income for the second quarter of 2018 was $35.6 million, as compared to $34.0 million for the first quarter of 2018 and $34.3 million for the second quarter of 2017. Noninterest income for the first six months of 2018 was $69.5 million, as compared to $66.3 million for the same period in 2017. The Company experienced increases in service charges on deposit accounts, fees and commissions on loans and deposits, and wealth management revenue in the first half of 2018 as compared to the same period in 2017. Mortgage banking income for the second quarter of 2018 was $12.8 million, compared to $11.0 million for the first quarter of 2018 and $12.4 million for the second quarter of 2017. Mortgage banking income for the first six months of 2018 was $23.8 million, as compared to $22.9 million for the same period in 2017.

•
Noninterest expense was $79.0 million for the second quarter of 2018, as compared to $77.9 million for the first quarter of 2018 and $74.8 million for the second quarter of 2017. Noninterest expense for the first six months of 2018 was $157.0 million, as compared to $144.2 million for the same period in 2017.

Asset Quality Metrics

Total nonperforming assets were $34.9 million at June 30, 2018, a decrease of $4.5 million from December 31, 2017, and consisted of $21.2 million in nonperforming loans (loans 90 days or more past due and nonaccrual loans) and $13.7 million in other real estate owned (“OREO”).

The Company’s nonperforming loans and OREO that were purchased in previous acquisitions (collectively referred to as “purchased nonperforming assets”) were $10.1 million and $9.0 million, respectively, at June 30, 2018, as compared to $10.2 million and $11.5 million, respectively, at December 31, 2017. The purchased nonperforming assets were recorded at fair value at the time of acquisition, which significantly mitigates the Company’s actual loss. As such, the remaining information in this release on nonperforming loans, OREO and the related asset quality ratios focuses on non-purchased nonperforming assets.

•
Excluding purchased loans, nonperforming loans decreased to $11.1 million, or 0.18% of total non-purchased loans, at June 30, 2018, from $13.3 million, or 0.24% of total non-purchased loans, at December 31, 2017. Early stage delinquencies, or loans 30-to-89 days past due, as a percentage of total loans were 0.19% at June 30, 2018, as compared to 0.30% at December 31, 2017.

•	Excluding purchased OREO, OREO was $4.7 million at June 30, 2018, as compared to $4.4 million at December 31, 2017. OREO sales totaled $1.2 million in the first half of 2018.

•
The allowance for loan losses was 0.61% of total loans at both June 30, 2018 and December 31, 2017. The allowance for loan losses was 0.78% of non-purchased loans at June 30, 2018, as compared to 0.83% at December 31, 2017.

•
Net loan charge-offs were $856 thousand, or 0.04% of average total loans on an annualized basis, for the second quarter of 2018, as compared to $524 thousand, or 0.03% of average total loans on an annualized basis, for the second quarter of 2017.

•
The provision for loan losses was $1.8 million for both the second quarter of 2018 and the second quarter of 2017. The provision was $3.6 million for the first six months of 2018, as compared to $3.3 million for the same time period in 2017.

Capital Ratios

•
At June 30, 2018, Tier 1 leverage capital ratio was 10.65%, Common Equity Tier 1 ratio was 11.71%, Tier 1 risk-based capital ratio was 12.73%, and total risk-based capital ratio was 14.75%. All regulatory ratios exceed the minimums required to be considered “well-capitalized.”

•
Our ratio of shareholders’ equity to assets was 14.78% at June 30, 2018, as compared to 15.41% at December 31, 2017. Tangible capital ratio was 9.35% at June 30, 2018, as compared to 9.56% at December 31, 2017.

CONFERENCE CALL INFORMATION:

A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time on Wednesday, July 18, 2018.

The webcast can be accessed through Renasant's investor relations website at www.renasant.com or https://services.choruscall.com/links/rnst180718.html. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation Second Quarter Earnings Webcast and Conference Call. International participants should dial 1-412-902-4145 to access the conference call.

The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year. Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 10122193 or by dialing 1-412-317-0088 internationally and entering the same conference number. Telephone replay access is available until August 1, 2018.

ABOUT RENASANT CORPORATION:
Renasant Corporation is the parent of Renasant Bank, a 114-year-old financial services institution. Renasant has assets of approximately $10.5 billion and operates more than 180 banking, mortgage, wealth management and insurance offices in Mississippi, Tennessee, Alabama, Florida and Georgia.

NOTE TO INVESTORS:
This press release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible,” “approximately,” “should” and variations of such words and other similar expressions.
Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in the Company’s portfolio of outstanding loans, and competition in the Company’s markets. Management believes that the assumptions underlying the Company’s forward-looking statements are reasonable, but any of the assumptions could prove to be inaccurate. Investors are urged to carefully consider the risks described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.renasant.com and the SEC’s website at www.sec.gov. The Company expressly disclaims any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

NON-GAAP FINANCIAL MEASURES:

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains non-GAAP financial measures, namely, return on average tangible shareholders’ equity, return on average tangible assets, the ratio of tangible equity to tangible assets (commonly referred to as the “tangible capital ratio”) and the efficiency ratio. These non-GAAP financial measures adjust GAAP financial measures to exclude intangible assets and certain charges that the Company considers to be non-recurring in nature. Management uses these non-GAAP financial measures when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indications of its operating performance, particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets, such as goodwill and the core deposit intangible, and non-recurring charges can vary extensively from company to company and, as to intangible assets, are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies. Reconciliations of these other non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of GAAP to Non-GAAP.”

None of the non-GAAP financial information that the Company has included in this release is intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to similarly titled measures presented by other companies. Also, there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

###

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
							Q2 2018 -	For The Six Months Ending
	2018		2017				Q2 2017	June 30,
	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2018	2017	Variance
Statement of earnings
Interest income - taxable equivalent basis	$107,991	$101,947	$107,773	$102,613	$89,429	$83,781	20.76	$209,938	$173,210	21.20
Interest income	$106,574	$100,380	$104,587	$100,695	$87,579	$81,889	21.69	$206,954	$169,468	22.12
Interest expense	14,185	11,140	11,325	10,678	7,976	7,874	77.85	25,325	15,850	59.78
Net interest income	92,389	89,240	93,262	90,017	79,603	74,015	16.06	181,629	153,618	18.23
Provision for loan losses	1,810	1,750	2,150	2,150	1,750	1,500	3.43	3,560	3,250	9.54
Net interest income after provision	90,579	87,490	91,112	87,867	77,853	72,515	16.35	178,069	150,368	18.42
Service charges on deposit accounts	8,271	8,473	8,659	8,676	7,958	7,931	3.93	16,744	15,889	5.38
Fees and commissions on loans and deposits	5,917	5,685	5,647	5,618	5,470	5,199	8.17	11,602	10,669	8.74
Insurance commissions and fees	2,110	2,005	1,955	2,365	2,181	1,860	(3.26)	4,115	4,041	1.83
Wealth management revenue	3,446	3,262	3,000	2,963	3,037	2,884	13.47	6,708	5,921	13.29
Securities gains (losses)	—	—	91	57	—	—	—	—	—	—
Mortgage banking income	12,839	10,960	9,871	10,616	12,424	10,504	3.34	23,799	22,928	3.80
Other	2,998	3,568	3,218	3,118	3,195	3,643	(6.17)	6,566	6,838	(3.98)
Total noninterest income	35,581	33,953	32,441	33,413	34,265	32,021	3.84	69,534	66,286	4.90
Salaries and employee benefits	52,010	48,784	48,787	48,530	45,014	42,209	15.54	100,794	87,223	15.56
Data processing	4,600	4,244	4,226	4,179	3,835	4,234	19.95	8,844	8,069	9.60
Occupancy and equipment	9,805	9,822	10,153	9,470	8,814	9,319	11.24	19,627	18,133	8.24
Other real estate	232	657	554	603	781	532	(70.29)	889	1,313	(32.29)
Amortization of intangibles	1,594	1,651	1,708	1,766	1,493	1,563	6.76	3,245	3,056	6.18
Merger and conversion related expenses	500	900	723	6,266	3,044	345	(83.57)	1,400	3,389	(58.69)
Debt extinguishment penalty	—	—	—	—	—	205	—	—	205	(100.00)
Other	10,285	11,886	10,657	9,846	11,860	10,902	(13.28)	22,171	22,762	(2.60)
Total noninterest expense	79,026	77,944	76,808	80,660	74,841	69,309	5.59	156,970	144,150	8.89
Income before income taxes	47,134	43,499	46,745	40,620	37,277	35,227	26.44	90,633	72,504	25.00
Income taxes	10,424	9,673	30,234	14,199	11,993	11,255	(13.08)	20,097	23,248	(13.55)
Net income	$36,710	$33,826	$16,511	$26,421	$25,284	$23,972	45.19	$70,536	$49,256	43.20
Basic earnings per share	$0.74	$0.69	$0.33	$0.54	$0.57	$0.54	29.82	$1.43	$1.11	28.83
Diluted earnings per share	0.74	0.68	0.33	0.53	0.57	0.54	29.82	1.42	1.11	27.93
Average basic shares outstanding	49,413,754	49,356,417	49,320,377	49,316,572	44,415,423	44,364,337	11.25	49,385,244	44,390,021	11.25
Average diluted shares outstanding	49,549,761	49,502,950	49,456,289	49,435,225	44,523,541	44,480,499	11.29	49,522,045	44,500,280	11.28
Common shares outstanding	49,424,339	49,392,978	49,321,231	49,320,225	44,430,335	44,394,707	11.24	49,424,339	44,430,335	11.24
Cash dividend per common share	$0.20	$0.19	$0.19	$0.18	$0.18	$0.18	11.11	$0.39	$0.36	8.33
Performance ratios
Return on avg shareholders' equity	9.55%	9.00%	4.31%	7.01%	8.06%	7.80%		9.28%	7.93%
Return on avg tangible s/h's equity (1)	16.75%	16.02%	7.94%	12.74%	13.76%	13.48%		16.39%	13.62%
Return on avg assets	1.43%	1.36%	0.64%	1.02%	1.16%	1.11%		1.40%	1.14%
Return on avg tangible assets (2)	1.57%	1.51%	0.73%	1.13%	1.28%	1.23%		1.54%	1.26%
Net interest margin (FTE)	4.16%	4.20%	4.25%	4.08%	4.27%	4.01%		4.18%	4.14%
Yield on earning assets (FTE)	4.79%	4.72%	4.75%	4.55%	4.68%	4.43%		4.75%	4.56%
Cost of funding	0.65%	0.53%	0.52%	0.49%	0.43%	0.43%		0.60%	0.43%
Average earning assets to average assets	87.65%	87.12%	86.92%	87.03%	87.81%	87.55%		87.39%	87.68%
Average loans to average deposits	91.84%	94.04%	93.51%	90.96%	88.03%	86.81%		92.91%	87.42%
Noninterest income (less securities gains/
losses) to average assets	1.38%	1.37%	1.25%	1.29%	1.58%	1.48%		1.38%	1.53%
Noninterest expense (less debt prepayment penalties/
penalties/merger-related expenses) to
average assets	3.05%	3.11%	2.94%	2.87%	3.30%	3.18%		3.08%	3.24%
Net overhead ratio	1.67%	1.74%	1.69%	1.58%	1.72%	1.70%		1.70%	1.71%
Efficiency ratio (FTE) (4)	59.46%	60.43%	57.75%	57.97%	60.75%	62.26%		59.94%	61.48%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
							Q2 2018 -	For The Six Months Ending
	2018		2017				Q2 2017	June 30,
	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2018	2017	Variance
Average Balances
Total assets	$10,319,375	$10,055,755	$10,254,774	$10,277,476	$8,720,660	$8,759,448	18.33	$10,188,293	$8,739,947	16.57
Earning assets	9,044,528	8,760,679	8,913,675	8,944,067	7,657,849	7,668,582	18.11	8,903,388	7,663,186	16.18
Securities	1,039,947	833,076	1,043,075	1,147,157	1,069,244	1,043,697	(2.74)	937,083	1,056,541	(11.31)
Mortgage loans held for sale	209,652	152,299	188,795	226,512	168,650	112,105	24.31	181,134	140,534	28.89
Loans, net of unearned	7,704,221	7,646,991	7,535,199	7,375,410	6,293,497	6,198,705	22.42	7,675,764	6,246,363	22.88
Intangibles	633,155	634,898	636,533	636,977	492,349	493,816	28.60	634,022	493,078	28.58
Noninterest-bearing deposits	$1,867,925	$1,817,848	$1,877,789	$1,849,396	$1,608,467	$1,558,809	16.13	$1,843,025	$1,583,775	16.37
Interest-bearing deposits	6,521,123	6,314,114	6,180,075	6,259,249	5,540,698	5,581,853	17.69	6,418,190	5,561,162	15.41
Total deposits	8,389,048	8,131,962	8,057,864	8,108,645	7,149,165	7,140,662	17.34	8,261,215	7,144,937	15.62
Borrowed funds	306,800	314,228	579,920	575,816	233,542	282,008	31.37	310,493	257,641	20.51
Shareholders' equity	1,542,071	1,523,873	1,518,131	1,495,591	1,258,935	1,246,903	22.49	1,533,022	1,252,952	22.35

							Q2 2018 -	As of
	2018		2017				Q4 2017	June 30,
	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2018	2017	Variance
Balances at period end
Total assets	$10,544,475	$10,238,313	$9,829,981	$10,323,687	$8,872,272	$8,764,711	7.27	$10,544,475	$8,872,272	18.85
Earning assets	9,239,200	8,938,117	8,493,741	8,943,570	7,763,775	7,690,045	8.78	9,239,200	7,763,775	19.00
Securities	1,088,779	948,365	671,488	1,150,459	1,076,625	1,044,862	62.14	1,088,779	1,076,625	1.13
Mortgage loans held for sale	245,046	204,472	108,316	207,288	232,398	158,619	126.23	245,046	232,398	5.44
Non purchased loans	6,057,766	5,830,122	5,588,556	5,293,467	5,058,898	4,834,085	8.40	6,057,766	5,058,898	19.74
Purchased loans	1,709,891	1,867,948	2,031,766	2,155,141	1,312,109	1,401,720	(15.84)	1,709,891	1,312,109	30.32
Total loans	7,767,657	7,698,070	7,620,322	7,448,608	6,371,007	6,235,805	1.93	7,767,657	6,371,007	21.92
Intangibles	632,311	633,905	635,556	637,264	491,552	493,045	(0.51)	632,311	491,552	28.64
Noninterest-bearing deposits	$1,888,561	$1,861,136	$1,840,424	$1,835,300	$1,642,863	$1,579,581	2.62	$1,888,561	$1,642,863	14.96
Interest-bearing deposits	6,492,159	6,496,633	6,080,651	6,283,218	5,559,162	5,651,269	6.77	6,492,159	5,559,162	16.78
Total deposits	8,380,720	8,357,769	7,921,075	8,118,518	7,202,025	7,230,850	5.80	8,380,720	7,202,025	16.37
Borrowed funds	520,747	265,191	297,360	591,933	312,077	202,006	75.12	520,747	312,077	66.86
Shareholders' equity	1,558,668	1,532,765	1,514,983	1,511,826	1,271,786	1,251,065	2.88	1,558,668	1,271,786	22.56
Market value per common share	$45.52	$42.56	$40.89	$42.90	$43.74	$39.69	11.32	$45.52	$43.74	4.07
Book value per common share	31.54	31.03	30.72	30.65	28.62	28.18	2.67	31.54	28.62	10.20
Tangible book value per common share	18.74	18.20	17.83	17.73	17.56	17.07	5.10	18.74	17.56	6.72
Shareholders' equity to assets (actual)	14.78%	14.97%	15.41%	14.64%	14.33%	14.27%		14.78%	14.33%
Tangible capital ratio (3)	9.35%	9.36%	9.56%	9.03%	9.31%	9.16%		9.35%	9.31%
Leverage ratio	10.65%	10.61%	10.18%	10.05%	10.68%	10.39%		10.65%	10.68%
Common equity tier 1 capital ratio	11.71%	11.38%	11.34%	11.21%	11.65%	11.69%		11.71%	11.65%
Tier 1 risk-based capital ratio	12.73%	12.41%	12.39%	12.26%	12.86%	12.93%		12.73%	12.86%
Total risk-based capital ratio	14.75%	14.44%	14.46%	14.30%	15.00%	15.11%		14.75%	15.00%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
							Q2 2018 -	As of
	2018		2017				Q4 2017	June 30,
	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2018	2017	Variance
Non purchased loans
Commercial, financial, agricultural	$790,363	$803,146	$763,823	$707,835	$657,713	$626,237	3.47	$790,363	$657,713	20.17
Lease Financing	52,423	52,536	54,013	51,902	49,066	47,816	(2.94)	52,423	49,066	6.84
Real estate- construction	642,380	582,430	547,658	477,638	424,861	378,061	17.30	642,380	424,861	51.20
Real estate - 1-4 family mortgages	1,912,450	1,785,271	1,729,534	1,644,060	1,551,934	1,485,663	10.58	1,912,450	1,551,934	23.23
Real estate - commercial mortgages	2,554,955	2,503,680	2,390,076	2,311,340	2,281,220	2,203,639	6.90	2,554,955	2,281,220	12.00
Installment loans to individuals	105,195	103,059	103,452	100,692	94,104	92,669	1.68	105,195	94,104	11.79
Loans, net of unearned	$6,057,766	$5,830,122	$5,588,556	$5,293,467	$5,058,898	$4,834,085	8.40	$6,057,766	$5,058,898	19.74
Purchased loans
Commercial, financial, agricultural	$197,455	$243,672	$275,570	$301,100	$102,869	$115,229	(28.35)	$197,455	$102,869	91.95
Lease Financing	—	—	—	—	—	—	—	—	—	—
Real estate- construction	70,438	75,061	85,731	100,082	35,946	35,673	(17.84)	70,438	35,946	95.96
Real estate - 1-4 family mortgages	520,649	572,830	614,187	651,792	400,460	431,904	(15.23)	520,649	400,460	30.01
Real estate - commercial mortgages	906,219	960,273	1,037,454	1,079,049	759,743	804,790	(12.65)	906,219	759,743	19.28
Installment loans to individuals	15,130	16,112	18,824	23,118	13,091	14,124	(19.62)	15,130	13,091	15.58
Loans, net of unearned	$1,709,891	$1,867,948	$2,031,766	$2,155,141	$1,312,109	$1,401,720	(15.84)	$1,709,891	$1,312,109	30.32
Asset quality data
Non purchased assets
Nonaccrual loans	$8,921	$9,403	$10,250	$9,970	$11,413	$12,629	(12.97)	$8,921	$11,413	(21.83)
Loans 90 past due or more	2,190	3,605	3,015	3,295	1,283	2,175	(27.36)	2,190	1,283	70.69
Nonperforming loans	11,111	13,008	13,265	13,265	12,696	14,804	(16.24)	11,111	12,696	(12.48)
Other real estate owned	4,698	4,801	4,410	4,524	4,305	5,056	6.53	4,698	4,305	9.13
Nonperforming assets not purchased	$15,809	$17,809	$17,675	$17,789	$17,001	$19,860	(10.56)	$15,809	$17,001	(7.01)
Purchased assets
Nonaccrual loans	$4,561	$5,340	$4,424	$4,868	$5,927	$8,495	3.10	$4,561	$5,927	(23.05)
Loans 90 past due or more	5,491	4,564	5,731	7,349	8,128	11,897	(4.19)	5,491	8,128	(32.44)
Nonperforming loans	10,052	9,904	10,155	12,217	14,055	20,392	(1.01)	10,052	14,055	(28.48)
Other real estate owned	9,006	9,754	11,524	13,296	15,409	16,266	(21.85)	9,006	15,409	(41.55)
Nonperforming assets purchased	$19,058	$19,658	$21,679	$25,513	$29,464	$36,658	(12.09)	$19,058	$29,464	(35.32)
Net loan charge-offs (recoveries)	$856	$1,560	$470	$1,768	$524	$1,314	82.13	$2,416	$1,838	31.45
Allowance for loan losses	$47,355	$46,401	$46,211	$44,531	$44,149	$42,923	2.48	$47,355	$44,149	7.26
Annualized net loan charge-offs / average loans	0.04%	0.08%	0.02%	0.10%	0.03%	0.09%		0.06%	0.06%
Nonperforming loans / total loans*	0.27%	0.30%	0.31%	0.34%	0.42%	0.56%		0.27%	0.42%
Nonperforming assets / total assets*	0.33%	0.37%	0.40%	0.42%	0.52%	0.64%		0.33%	0.52%
Allowance for loan losses / total loans*	0.61%	0.60%	0.61%	0.60%	0.69%	0.69%		0.61%	0.69%
Allowance for loan losses / nonperforming loans*	223.76%	202.52%	197.31%	174.75%	165.04%	121.95%		223.76%	165.04%
Nonperforming loans / total loans**	0.18%	0.22%	0.24%	0.25%	0.25%	0.31%		0.18%	0.25%
Nonperforming assets / total assets**	0.15%	0.17%	0.18%	0.17%	0.19%	0.23%		0.15%	0.19%
Allowance for loan losses / total loans**	0.78%	0.80%	0.83%	0.84%	0.87%	0.89%		0.78%	0.87%
Allowance for loan losses / nonperforming loans**	426.20%	356.71%	348.37%	335.70%	347.74%	289.94%		426.20%	347.74%
*Based on all assets (includes purchased assets)
**Excludes all purchased assets

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ending									For The Six Months Ending
	June 30, 2018			March 31, 2018			June 30, 2017			June 30, 2018			June 30, 2017
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Loans
Non purchased	$5,920,430	$69,737	4.72%	$5,689,210	$64,611	4.61%	$4,938,922	$54,955	4.46%	$5,805,459	$134,348	4.67%	$4,846,290	$106,098	4.41%
Purchased	1,783,791	27,308	6.14	1,957,781	28,762	5.96	1,354,575	23,902	7.08	1,870,305	56,070	6.05	1,400,073	46,469	6.69
Total loans	7,704,221	97,045	5.05	7,646,991	93,373	4.95	6,293,497	78,857	5.03	7,675,764	190,418	5.00	6,246,363	152,567	4.93
Mortgage loans held for sale	209,652	2,381	4.56	152,299	1,671	4.45	168,650	1,831	4.35	181,134	4,052	4.51	140,534	2,980	4.28
Securities:
Taxable(1)	819,004	5,638	2.76	606,642	3,914	2.62	737,494	4,340	2.36	713,410	9,552	2.70	721,240	8,410	2.35
Tax-exempt	220,943	2,358	4.28	226,434	2,406	4.31	331,750	3,891	4.70	223,673	4,764	4.30	335,301	8,188	4.92
Total securities	1,039,947	7,996	3.08	833,076	6,320	3.08	1,069,244	8,231	3.09	937,083	14,316	3.08	1,056,541	16,598	3.17
Interest-bearing balances with banks	90,708	569	2.52	128,313	583	1.84	126,458	510	1.62	109,407	1,152	2.12	219,748	1,065	0.98
Total interest-earning assets	9,044,528	107,991	4.79	8,760,679	101,947	4.72	7,657,849	89,429	4.68	8,903,388	209,938	4.75	7,663,186	173,210	4.56
Cash and due from banks	158,173			163,141			116,783			160,644			124,287
Intangible assets	633,155			634,898			492,349			634,022			493,078
Other assets	483,519			497,037			453,679			490,239			459,396
Total assets	$10,319,375			$10,055,755			$8,720,660			$10,188,293			$8,739,947
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand(2)	4,054,909	5,441	0.54	3,911,802	3,407	0.35	3,368,363	1,917	0.23	3,983,751	8,848	0.45	3,389,368	3,730	0.22
Savings deposits	593,227	227	0.15	581,194	151	0.11	568,535	98	0.07	587,244	378	0.13	561,300	194	0.07
Time deposits	1,872,987	5,251	1.12	1,821,118	4,501	1.00	1,603,800	3,300	0.83	1,847,195	9,752	1.06	1,610,494	6,539	0.82
Total interest-bearing deposits	6,521,123	10,919	0.67	6,314,114	8,059	0.52	5,540,698	5,315	0.38	6,418,190	18,978	0.60	5,561,162	10,463	0.38
Borrowed funds	306,800	3,266	4.27	314,228	3,081	3.98	233,542	2,661	4.57	310,493	6,347	4.12	257,641	5,387	4.22
Total interest-bearing liabilities	6,827,923	14,185	0.83	6,628,342	11,140	0.68	5,774,240	7,976	0.55	6,728,683	25,325	0.76	5,818,803	15,850	0.55
Noninterest-bearing deposits	1,867,925			1,817,848			1,608,467			1,843,025			1,583,775
Other liabilities	81,456			85,692			79,018			83,563			84,417
Shareholders’ equity	1,542,071			1,523,873			1,258,935			1,533,022			1,252,952
Total liabilities and shareholders’ equity	$10,319,375			$10,055,755			$8,720,660			$10,188,293			$8,739,947
Net interest income/ net interest margin		$93,806	4.16%		$90,807	4.20%		$81,453	4.27%		$184,613	4.18%		$157,360	4.14%
Cost of funding			0.65			0.53			0.43			0.60			0.43
Cost of total deposits			0.52			0.40			0.30			0.46			0.30

(1) U.S. Government and some U.S. Government Agency securities are tax-exempt in the states in which we operate.
(2) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
			RECONCILIATION OF GAAP TO NON-GAAP
							Six Months Ended
	2018		2017				June 30,
	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2018	2017
Net income (GAAP)	$36,710	$33,826	$16,511	$26,421	$25,284	$23,972	$70,536	$49,256
Amortization of intangibles, net of tax	1,241	1,284	1,133	1,149	1,013	1,064	2,525	2,077
Tangible net income (non-GAAP)	$37,951	$35,110	$17,644	$27,570	$26,297	$25,036	$73,061	$51,333

Net income (GAAP)	$36,710	$33,826	16,511	$26,421	$25,284	$23,972	$70,536	$49,256
Merger & conversion expenses, net of tax	389	700	479	4,075	2,065	235	1,090	2,302
Debt prepayment penalties, net of tax	—	—	—	—	—	140	—	139
Write-down of net deferred tax assets	—	—	14,486	—	—	—	—	—
Net income with exclusions (non-GAAP)	$37,099	$34,526	$31,476	$30,496	$27,349	$24,347	$71,626	$51,697

Average shareholders' equity (GAAP)	$1,542,071	$1,523,873	$1,518,131	$1,495,591	$1,258,935	$1,246,903	$1,533,022	$1,252,952
Intangibles	633,155	634,898	636,533	636,977	492,349	493,816	634,022	493,078
Average tangible s/h's equity (non-GAAP)	$908,916	$888,975	$881,598	$858,614	$766,586	$753,087	$899,000	$759,874

Average total assets (GAAP)	$10,319,375	$10,055,755	$10,254,774	$10,277,476	$8,720,660	$8,759,448	$10,188,293	$8,739,947
Intangibles	633,155	634,898	636,533	636,977	492,349	493,816	634,022	493,078
Average tangible assets (non-GAAP)	$9,686,220	$9,420,857	$9,618,241	$9,640,499	$8,228,311	$8,265,632	$9,554,271	$8,246,869

Actual shareholders' equity (GAAP)	$1,558,668	$1,532,765	$1,514,983	$1,511,826	$1,271,786	$1,251,065	$1,558,668	$1,271,786
Intangibles	632,311	633,905	635,556	637,264	491,552	493,045	632,311	491,552
Actual tangible s/h's equity (non-GAAP)	$926,357	$898,860	$879,427	$874,562	$780,234	$758,020	$926,357	$780,234

Actual total assets (GAAP)	$10,544,475	$10,238,313	$9,829,981	$10,323,687	$8,872,272	$8,764,711	$10,544,475	$8,872,272
Intangibles	632,311	633,905	635,556	637,264	491,552	493,045	632,311	491,552
Actual tangible assets (non-GAAP)	$9,912,164	$9,604,408	$9,194,425	$9,686,423	$8,380,720	$8,271,666	$9,912,164	$8,380,720

(1) Return on Average Equity
Return on avg s/h's equity (GAAP)	9.55%	9.00%	4.31%	7.01%	8.06%	7.80%	9.28%	7.93%
Effect of adjustment for intangible assets	7.20%	7.02%	3.63%	5.73%	5.70%	5.68%	7.11%	5.69%
Return on avg tangible s/h's equity (non-GAAP)	16.75%	16.02%	7.94%	12.74%	13.76%	13.48%	16.39%	13.62%

Return on avg s/h's equity with exclusions (GAAP)	9.65%	9.19%	8.23%	8.09%	8.71%	7.92%	9.42%	8.32%
Effect of adjustment for intangible assets	7.27%	7.15%	6.44%	6.53%	6.13%	5.76%	7.21%	5.94%
Return on avg tangible s/h's equity with exclusion (non-GAAP)	16.92%	16.34%	14.67%	14.62%	14.84%	13.68%	16.63%	14.27%

(2) Return on Average Assets
Return on (average) assets (GAAP)	1.43%	1.36%	0.64%	1.02%	1.16%	1.11%	1.40%	1.14%
Effect of adjustment for intangible assets	0.14%	0.15%	0.09%	0.11%	0.12%	0.12%	0.15%	0.12%
Return on average tangible assets (non-GAAP)	1.57%	1.51%	0.73%	1.13%	1.28%	1.23%	1.54%	1.26%

Return on avg assets with exclusions (GAAP)	1.44%	1.39%	1.22%	1.18%	1.26%	1.13%	1.42%	1.19%
Effect of adjustment for intangible assets	0.14%	0.15%	0.13%	0.12%	0.12%	0.12%	0.15%	0.12%
Return on avg tangible assets with exclusions (non-GAAP)	1.59%	1.54%	1.35%	1.30%	1.38%	1.25%	1.57%	1.31%

(3) Shareholder Equity Ratio
Shareholders' equity to (actual) assets (GAAP)	14.78%	14.97%	15.41%	14.64%	14.33%	14.27%	14.78%	14.33%
Effect of adjustment for intangible assets	5.44%	5.61%	5.85%	5.62%	5.02%	5.11%	5.44%	5.02%
Tangible capital ratio (non-GAAP)	9.35%	9.36%	9.56%	9.03%	9.31%	9.16%	9.35%	9.31%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
			CALCULATION OF EFFICIENCY RATIO

							Six Months Ended
	2018		2017				June 30,
	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2018	2017
Interest income (FTE)	$107,991	$101,947	$107,773	$102,613	$89,429	$83,781	$209,938	$173,210
Interest expense	14,185	11,140	11,325	10,678	7,976	7,874	25,325	15,850
Net Interest income (FTE)	$93,806	$90,807	$96,448	$91,935	$81,453	$75,907	$184,613	$157,360

Total noninterest income	$35,581	$33,953	$32,441	$33,413	$34,265	$32,021	$69,534	$66,286
Securities gains (losses)	—	—	91	57	—	—	—	—
Total noninterest income	$35,581	$33,953	$32,350	$33,356	$34,265	$32,021	$69,534	$66,286
Total Income (FTE)	$129,387	$124,760	$128,798	$125,291	$115,718	$107,928	$254,147	$223,646

Total noninterest expense	$79,026	$77,944	$76,808	$80,660	$74,841	$69,309	$156,970	$144,150
Amortization of intangibles	1,594	1,651	1,708	1,766	1,493	1,563	3,245	3,056
Merger-related expenses	500	900	723	6,266	3,044	345	1,400	3,389
Debt extinguishment penalty	—	—	—	—	—	205	—	205
Total noninterest expense	$76,932	$75,393	$74,377	$72,628	$70,304	$67,196	$152,325	$137,500

(4) Efficiency Ratio	59.46%	60.43%	57.75%	57.97%	60.75%	62.26%	59.94%	61.48%